Exhibit 99.1

PRESS RELEASE

Contacts:
Media:	Investors/Analysts:
Thor Valdmanis, 212-850-5696	Kathy Guinnessey, 973-921-5892
Thor.Valdmanis@fd.com	guinnesseyk@dnb.com

Alexandra Tramont, 212-850-5723
Alexandra.Tramont@fd.com

D&B Reports 2009 Results;

Provides 2010 Financial Guidance;

Announces One-Time Strategic Technology Investment

•	2009 Full Year Diluted EPS Before Non-Core Gains and Charges Up 3%; GAAP Diluted EPS Up 7%

•	Full Year Core Revenue Up 1% Before the Effect of Foreign Exchange; (Down 1% After the Effect of Foreign Exchange)

•

Full Year Total Revenue on a GAAP Basis Down 1% Before the Effect of Foreign Exchange (Down 2% After the Effect of Foreign Exchange), Reflecting the Impact of a Divested Business in the Second Quarter of 2009

•	Declares Increased Quarterly Cash Dividend to $0.35 Per Share

Short Hills, NJ – February 4, 2010 – D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the fourth quarter and year ended December 31, 2009. The Company also announced its 2010 financial guidance, its expected financial flexibility savings for 2010 and a one-time strategic technology investment.

“Our 2009 performance was in line with our expectations. International performed extremely well all year, and we expect this trend to continue. The difficult economic conditions impacted our customers in North America through most of the year and we expect a gradual improvement in 2010,” said Sara Mathew, D&B’s President and CEO.

PRESS RELEASE

Fourth Quarter 2009 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2009, were $1.75, down 6 percent from $1.87 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended December 31, 2009, were $1.61, down 13 percent from $1.85 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the fourth quarter of 2009 was $463.7 million, down 1 percent from the prior year similar period before the effect of foreign exchange (flat after the effect of foreign exchange).

Core results for the fourth quarter of 2009 reflect the following by solution set:

•	Risk Management Solutions revenue of $276.9 million, up 1 percent before the effect of foreign exchange (up 2 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $157.8 million, down 1 percent before the effect of foreign exchange (flat after the effect of foreign exchange); and

•	Internet Solutions revenue of $29.0 million, down 10 percent both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the fourth quarter of 2009 was $463.7 million. This result is down 3 percent as compared to the prior year period, which included the results of our Italian operations divested in the second quarter of 2009, before the effect of foreign exchange (down 2 percent after the effect of foreign exchange).

We reclassified revenue associated with the domestic portion of our Italian operations as non-core as of the quarter ending June 30, 2009, due to the sale of

PRESS RELEASE

substantially all of the assets and liabilities associated with that portion of the business (see the Company’s Form 8-K, filed with the SEC on June 1, 2009). Total revenue for the fourth quarter of 2008 included $12.0 million of revenue associated with the domestic portion of our Italian operations, with no revenue from those operations in the fourth quarter of 2009.

Operating income before non-core gains and charges for the fourth quarter of 2009 was $157.0 million, down 10 percent from the prior year similar period. On a GAAP basis, operating income was $147.2 million, down 15 percent from the prior year similar period. During the fourth quarter of 2009, the Company also incurred transition costs of $2.9 million compared with $2.2 million incurred in the prior year similar period.

Net income before non-core gains and charges for the fourth quarter of 2009 was $92.0 million, down 9 percent from the prior year similar period. On a GAAP basis, net income for the quarter was $84.4 million, down 16 percent from the prior year similar period.

See attached Schedule 3 for additional detail.

Fourth Quarter 2009 Segment Results

North America

Core and total revenue for the fourth quarter of 2009 was $357.4 million, down 6 percent from the prior year similar period both before and after the effect of foreign exchange.

North America core and total revenue results for the fourth quarter of 2009 reflect the following:

•	Risk Management Solutions revenue of $201.8 million, down 4 percent both before and after the effects of foreign exchange;

•	Sales & Marketing Solutions revenue of $127.4 million, down 9 percent before the effect of foreign exchange (down 8 percent after the effect of foreign exchange); and

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•	Internet Solutions revenue of $28.2 million, down 10 percent before the effect of foreign exchange (down 9 percent after the effect of foreign exchange).

Operating income before non-core gains and charges for the fourth quarter of 2009 was $146.8 million, down 12 percent from the prior year similar period. On a GAAP basis, operating income was $143.8 million, down 14 percent from the prior year similar period. This result was primarily due to lower revenue and higher spending on investments, partially offset by financial flexibility initiatives.

International

Core revenue for the fourth quarter of 2009 was $106.3 million, up 26 percent from the prior year similar period before the effect of foreign exchange (up 28 percent after the effect of foreign exchange).

International core revenue results for the fourth quarter of 2009 reflect the following:

•	Risk Management Solutions revenue of $75.1 million, up 17 percent before the effect of foreign exchange (up 19 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $30.4 million, up 55 percent before the effect of foreign exchange (up 60 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $0.8 million, down 11 percent before the effect of foreign exchange (down 15 percent after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the fourth quarter of 2009 was also $106.3 million, up 10 percent from the prior year similar period before the effect of foreign exchange (up 12 percent after the effect of foreign exchange). The results of the domestic portion of our Italian operation, which we divested in the second quarter of 2009, are included in the prior year period total revenue.

Operating income for the fourth quarter of 2009 was $29.2 million, up 14 percent from the prior year similar period. The increase was primarily due to

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revenue growth in the International segment, lower costs resulting from the sale of the domestic portion of our Italian operations and the benefit of reengineering savings, as well as the positive impact of foreign exchange.

Full Year 2009 Results

Diluted earnings per share before non-core gains and charges for full-year 2009 were $5.42, up 3 percent from $5.25 in the prior year period. On a GAAP basis, diluted earnings per share for full-year 2009 were $5.99, up 7 percent from $5.58 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for full-year 2009 was $1,665.1 million, up 1 percent from the prior year period before the effect of foreign exchange (down 1 percent after the effect of foreign exchange).

Core revenue results for the full-year 2009 reflect the following by solution set:

•	Risk Management Solutions revenue of $1,071.8 million, up 2 percent before the effect of foreign exchange (flat after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $474.6 million, down 2 percent both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $118.7 million, down 4 percent before the effect of foreign exchange (down 5 percent after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for full-year 2009 was $1,687.0 million, which included the results of the domestic portion of our Italian operation. This result is down 1 percent as compared to the prior year similar period before the effect of foreign exchange (down 2 percent after the effect of foreign exchange).

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Operating income before non-core gains and charges for full-year 2009 was $490.6 million, down 2 percent from the prior year similar period. On a GAAP basis, operating income for full-year 2009 was $464.5 million, down 1 percent from the prior year period. During full-year 2009, the Company also incurred transition costs of $16.5 million compared with $12.4 million incurred in the prior year similar period.

Net income before non-core gains and charges for full-year 2009 was $288.7 million, down 1 percent from the prior year similar period. On a GAAP basis, net income for full-year 2009 was $319.4 million, up 3 percent from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for full-year 2009, excluding the impact of legacy tax matters, was $296 million, compared to $352 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities for full-year 2009, excluding the impact of legacy tax matters, was $362 million, compared to $411 million in the prior year similar period. On a GAAP basis, net cash provided by operating activities for full-year 2009 was $370 million, compared to $434 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during full-year 2009 under the Company’s discretionary repurchase program totaled $150 million, while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $76 million.

Full Year 2009 Segment Results

North America

Core and total revenue for full-year 2009 was $1,309.7 million, down 4 percent from the prior year period both before and after the effect of foreign exchange.

PRESS RELEASE

North America core and total revenue results for full-year 2009 reflect the following:

•	Risk Management Solutions revenue of $808.9 million, down 2 percent both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $385.5 million, down 8 percent both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $115.3 million, down 4 percent both before and after the effect of foreign exchange.

Operating income before non-core gains and charges for full-year 2009 was $485.5 million, down 5 percent from the prior year period. On a GAAP basis, operating income was $482.5 million, down 6 percent from the prior year similar period. The decrease was primarily due to lower revenue and increased investment spending, partially offset by reengineering savings.

See attached Schedule 3 for additional detail.

International

Core revenue for full-year 2009 was $355.4 million, up 23 percent from the prior year period before the effect of foreign exchange (up 13 percent after the effect of foreign exchange).

International core revenue results for full-year 2009 reflect the following:

•	Risk Management Solutions revenue of $262.9 million, up 18 percent before the effect of foreign exchange (up 7 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $89.1 million, up 42 percent before the effect of foreign exchange (up 37 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $3.4 million, down 3 percent before the effect of foreign exchange (down 20 percent after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

PRESS RELEASE

Total revenue for full-year 2009 was $377.3 million, which included the results of the domestic portion of our Italian operation. This result is up 14 percent as compared to the prior year period before the effect of foreign exchange (up 4 percent after the effect of foreign exchange).

Operating income for full-year 2009 was $81.1 million, up 14 percent from the prior year similar period. The increase was primarily due to revenue growth in the International segment, lower costs resulting from the sale of our domestic portion of our Italian operation and the benefit of reengineering savings, partially offset by expenses associated with new acquisitions and the negative impact of foreign exchange.

Non-Core Gains and Charges For 2009

During the fourth quarter of 2009, the Company recorded:

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A net pre-tax, non-core charge of $12.3 million and a net after-tax, non-core charge of $7.6 million. This compares to a net pre-tax, non-core charge of $1.7 million and a net after-tax non-core charge of $1.0 million during the fourth quarter of 2008.

For the year ending 2009, the Company recorded:

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A net pre-tax, non-core charge of $14.5 million and a net after-tax, non-core gain of $30.7 million. This compares to a net pre-tax, non-core charge of $29.2 million and a net after tax, non-core gain of $17.0 million in 2008.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

PRESS RELEASE

Strategic Technology Investment

The Company announced today a two-year strategic technology investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers.

Once completed, the program is expected to accelerate revenue growth and reduce expenses by improving data quality and timeliness, increasing the speed of product innovation and significantly reducing technology costs. The Company anticipates spending $110 to $130 million over approximately the next two years to complete the program, with $45 to $55 million of the spend occurring in 2010. Approximately 60% of the spend will be recognized as an increase to D&B’s non-core expenses and the remainder as capital expenditures. The Company expects annual cost savings of $35 to $50 million once the investment is complete.

“We have an opportunity to transform our customer value proposition,” noted Ms. Mathew. “We intend to act decisively on this opportunity, even as the economic outlook is still cloudy, as we are confident it will enhance long term shareholder value and strengthen our competitive advantage even further,” concluded Ms. Mathew.

2010 Financial Flexibility

D&B continues to create financial flexibility through several reengineering initiatives aimed at greater efficiency and productivity, including the following:

•	Improving the Company’s organizational design and the efficiency of how D&B is organized;

•	Simplifying our technology infrastructure and data center operations

•	Centralizing management of key cost drivers, consolidating vendors and contract negotiation

•	Automating/outsourcing data collection and call center operations

D&B expects its ongoing reengineering initiatives to create $75 million to $80 million of financial flexibility in 2010, before any transition costs and restructuring charges and before any reallocation of savings generated by the initiatives. The Company expects to incur transition costs of approximately $7 million to $12

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million and pre-tax restructuring charges totaling $15 million to $20 million associated with its ongoing reengineering efforts.

Full Year 2010 Guidance

D&B today provided the following financial guidance for the full year 2010:

•	Core revenue growth of 1 percent to 3 percent, before the effect of foreign exchange;

•	Operating income of down 2 percent to up 2 percent, before non-core gains and charges;

•	Diluted EPS growth of 1 percent to 6 percent, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, which excludes the impact of legacy tax matters but includes the new strategic technology investment.

The impact of our technology investment has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Cash Dividend Increased

D&B today announced that its Board of Directors has declared an increased quarterly cash dividend to $0.35 per share, up from D&B’s prior quarterly dividend payout of $0.34 per share. This quarterly cash dividend is payable on March 18, 2010, to shareholders of record at the close of business on March 3, 2010.

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Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, filed February 24, 2009 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Fourth Quarter and Full Year 2009 Teleconference

As previously announced, D&B will review its fourth quarter and full-year 2009 financial results in a conference call with the investment community on Friday, February 5, 2010, at 8 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 168 years. D&B’s global commercial database contains more than 150 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2010 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	Our ability to implement and successfully maintain our two year strategic technology investment program.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macro-economic challenges currently affecting the global economy, our customers or vendors may experience cash flow problems. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may adversely affect our earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business, operating results, and/or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the

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implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services in a seamless way and without disruption to existing solutions such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed

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in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

Amounts in millions, except per share data	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Full Year December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
	2009	2008				2009	2008
Revenue:
North America	$357.4	$379.8	(6)%	0%	(6)%	$1,309.7	$1,364.2	(4)%	0%	(4)%
International	106.3	82.9	28%	2%	26%	355.4	314.4	13%	(10)%	23%

Core Revenue	463.7	462.7	0%	1%	(1)%	1,665.1	1,678.6	(1)%	(2)%	1%
Divested Business (1)	—	12.0	N/M	N/M	N/M	21.9	47.7	(54)%	(5)%	(49)%

Total Revenue	$463.7	$474.7	(2)%	1%	(3)%	$1,687.0	$1,726.3	(2)%	(1)%	(1)%

Operating Income (Loss):
North America (2)	$143.8	$167.5	(14)%			$482.5	$513.3	(6)%
International	29.2	25.5	14%			81.1	70.9	14%

Total Divisions	173.0	193.0	(10)%			563.6	584.2	(4)%
Corporate and Other (3)	(25.8)	(20.8)	(24)%			(99.1)	(114.5)	14%

Operating Income	147.2	172.2	(15)%			464.5	469.7	(1)%

Interest Income	0.5	2.5	(79)%			3.0	11.5	(74)%
Interest Expense	(11.5)	(13.1)	11%			(45.7)	(47.4)	4%
Other Income (Expense) - Net (4)	(3.2)	3.3	N/M			10.7	5.1	N/M

Non-Operating Income (Expense) - Net	(14.2)	(7.3)	(96)%			(32.0)	(30.8)	(4)%

Income before Provision for Income Taxes	133.0	164.9	(19)%			432.5	438.9	(2)%
Provision for Income Taxes	48.6	63.2	23%			112.1	128.0	12%
Equity in Net Income (Loss) of Affiliates	0.6	0.1	N/M			1.6	1.0	69%

Income From Continuing Operations	85.0	101.8	(17)%			322.0	311.9	3%
Discontinued Operations:
Income from Discontinued Operations, Net of Income Taxes	—	—	N/M			—	0.7	N/M
Gain on Disposal of Italian Real Estate business, No Income Tax Impact	—	—	N/M			—	0.4	N/M

Income from Discontinued Operations, Net of Income Taxes	—	—	N/M			—	1.1	N/M

Net Income	$85.0	$101.8	(17)%			$322.0	$313.0	3%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.6)	(1.7)	68%			(2.6)	(2.4)	(6)%

Net Income Attributable to D&B (5)	$84.4	$100.1	(16)%			$319.4	$310.6	3%

Basic Earnings Per Share of Common Stock:
Income from Continuing Operations Attributable to D&B Common Shareholders	$1.63	$1.87	(13)%			$6.06	$5.65	7%
Income from Discontinued Operations Attributable to D&B Common Shareholders	—	—	N/M			—	0.02	N/M

Net Income Attributable to D&B Common Shareholders	$1.63	$1.87	(13)%			$6.06	$5.67	7%

Diluted Earnings Per Share of Common Stock:
Income from Continuing Operations Attributable to D&B Common Shareholders	$1.61	$1.85	(13)%			$5.99	$5.56	8%
Income from Discontinued Operations Attributable to D&B Common Shareholders	—	—	N/M			—	0.02	N/M

Net Income Attributable to D&B Common Shareholders (6)	$1.61	$1.85	(13)%			$5.99	$5.58	7%

Weighted Average Number of Shares Outstanding:
Basic	51.5	53.1	3%			52.3	54.4	4%

Diluted	52.1	53.8	3%			52.9	55.3	4%

Amounts Attributable to D&B Common Shareholders:
Income from Continuing Operations, Net of Income Taxes	$84.4	$100.1	(16)%			$319.4	$309.5	3%
Income from Discontinued Operations, Net of Income Taxes	—	—	N/M			—	1.1	N/M

Net Income	$84.4	$100.1	(16)%			$319.4	$310.6	3%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges

Amounts in millions, except per share data	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Full Year December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
	2009	2008				2009	2008
Revenue:
North America	$357.4	$379.8	(6)%	0%	(6)%	$1,309.7	$1,364.2	(4)%	0%	(4)%
International	106.3	82.9	28%	2%	26%	355.4	314.4	13%	(10)%	23%

Core Revenue	463.7	462.7	0%	1%	(1)%	1,665.1	1,678.6	(1)%	(2)%	1%
Divested Business (1)	—	12.0	N/M	N/M	N/M	21.9	47.7	(54)%	(5)%	(49)%

Total Revenue	$463.7	$474.7	(2)%	1%	(3)%	$1,687.0	$1,726.3	(2)%	(1)%	(1)%

Operating Income (Loss):
North America (2)	$146.8	$167.5	(12)%			$485.5	$513.3	(5)%
International	29.2	25.5	14%			81.1	70.9	14%

Total Divisions	176.0	193.0	(9)%			566.6	584.2	(3)%
Corporate and Other (3)	(19.0)	(18.2)	(4)%			(76.0)	(83.1)	9%

Operating Income	157.0	174.8	(10)%			490.6	501.1	(2)%

Interest Income	0.5	2.5	(79)%			3.0	11.5	(74)%
Interest Expense	(11.5)	(13.1)	11%			(45.7)	(47.4)	4%
Other Income (Expense) - Net (4)	(0.7)	2.4	N/M			(0.9)	2.9	N/M

Non-Operating Income (Expense) - Net	(11.7)	(8.2)	(44)%			(43.6)	(33.0)	(32)%

Income before Provision for Income Taxes	145.3	166.6	(13)%			447.0	468.1	(5)%
Provision for Income Taxes	53.3	63.9	17%			157.3	174.2	10%
Equity in Net Income (Loss) of Affiliates	0.6	0.1	N/M			1.6	1.0	69%

Net Income	$92.6	$102.8	(10)%			$291.3	$294.9	(1)%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.6)	(1.7)	68%			(2.6)	(2.4)	(6)%

Net Income Attributable to D&B (5)	$92.0	$101.1	(9)%			$288.7	$292.5	(1)%

Basic Earnings Per Share of Common Stock	$1.77	$1.89	(6)%			$5.48	$5.34	3%

Diluted Earnings Per Share of Common Stock (6)	$1.75	$1.87	(6)%			$5.42	$5.25	3%

Weighted Average Number of Shares Outstanding:
Basic	51.5	53.1	3%			52.3	54.4	4%

Diluted	52.1	53.8	3%			52.9	55.3	4%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1) Includes revenue from the Italian Domestic business.

(2) The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

Amounts in millions	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)
	2009	2008		2009	2008
North America Operating Income (Schedule 1)	$143.8	$167.5	(14)%	$482.5	$513.3	(6)%
Impaired Intangible Assets	(3.0)	0.0	N/M	(3.0)	0.0	N/M

North America - Before Non-Core Gains and Charges (Schedule 2)	$146.8	$167.5	(12)%	$485.5	$513.3	(5)%

(3) The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

Amounts in millions	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)
	2009	2008		2009	2008
Corporate and Other - GAAP Results (Schedule 1)	$(25.8)	$(20.8)	(24)%	$(99.1)	$(114.5)	14%
Restructuring Charges	(6.8)	(2.6)	N/M	(23.1)	(31.4)	27%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(19.0)	$(18.2)	(4)%	$(76.0)	$(83.1)	9%

(4) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

Amounts in millions	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)
	2009	2008		2009	2008
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(3.2)	$3.3	N/M	$10.7	$5.1	N/M
Effect of Legacy Tax Matters	0.3	0.3	0%	1.0	1.2	17%
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	—	N/M	—	(7.7)	N/M
Gain Associated with Beijing D&B HuiCong Market Research Co., Ltd Joint Venture	—	0.6	N/M	—	0.6	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	4.1	8.1	N/M
Gain on Disposal of Italian Domestic business	(2.8)	—	N/M	6.5	—	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(0.7)	$2.4	N/M	$(0.9)	$2.9	N/M

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5) The following table reconciles Net Income included in Schedule 1 and Schedule 2:

Amounts in millions	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)
	2009	2008		2009	2008

Net Income Attributable to D&B - GAAP Results (Schedule 1)	$84.4	$100.1	(16)%	$319.4	$310.6	3%

Restructuring Charges	(4.5)	(1.5)	N/M	(14.7)	(20.2)	27%
Impaired Intangible Assets	(1.8)	—	N/M	(1.8)	—	N/M
Gain Associated with Beijing D&B HuiCong Market Research Co., Ltd Joint Venture	—	0.5	N/M	—	0.5	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	1.0	5.0	(80)%
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	—	N/M	—	7.7	N/M
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and/or Divested Entities	—	—	N/M	—	22.7	N/M
Interest on IRS Deposit	—	—	N/M	—	1.3	N/M
Benefits Derived From Worldwide Legal Entity Simplification	—	—	N/M	36.2	—	N/M
Gain on Disposal of Italian Domestic business	(1.3)	—	N/M	10.0	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	—	N/M	—	0.7	N/M
Gain on Disposal of Italian Real Estate business	—	—	N/M	—	0.4	N/M

Net Income Attributable to D&B - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$92.0	$101.1	(9)%	$288.7	$292.5	(1)%

(6) The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)
	2009	2008		2009	2008

Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.61	$1.85	(13)%	$5.99	$5.58	7%
Restructuring Charges	(0.09)	(0.03)	N/M	(0.28)	(0.36)	22%
Impaired Intangible Assets	(0.03)	—	N/M	(0.04)	—	N/M
Gain Associated with Beijing D&B HuiCong Market Research Co., Ltd Joint Venture	—	0.01	N/M	—	0.01	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	0.02	0.09	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	—	N/M	—	0.14	N/M
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and/or Divested Entities	—	—	N/M	—	0.41	N/M
Interest on IRS Deposit	—	—	N/M	—	0.02	N/M
Benefits Derived From Worldwide Legal Entity Simplification	—	—	N/M	0.68	—	N/M
Gain on Disposal of Italian Domestic business	(0.02)	—	N/M	0.19	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	—	N/M	—	0.02	N/M

Diluted EPS Attributable to D&B- (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$1.75	$1.87	(6)%	$5.42	$5.25	3%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	For 2008, our non-GAAP measures reflect results on a “Continuing Operations” basis.
*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

Amounts in millions	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Full Year December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
	2009	2008				2009	2008
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	201.8	209.7	(4)%	0%	(4)%	808.9	825.3	(2)%	0%	(2)%
Sales & Marketing Solutions	127.4	139.0	(8)%	1%	(9)%	385.5	418.3	(8)%	0%	(8)%
Internet Solutions	28.2	31.1	(9)%	1%	(10)%	115.3	120.6	(4)%	0%	(4)%

Subtotal Core Revenue	357.4	379.8	(6)%	0%	(6)%	1,309.7	1,364.2	(4)%	0%	(4)%
Divested Business[1]	—	—	N/M	N/M	N/M	—	—	N/M	N/M	N/M

Total North America Revenue	357.4	379.8	(6)%	0%	(6)%	1,309.7	1,364.2	(4)%	0%	(4)%

International:
Risk Management Solutions	75.1	63.1	19%	2%	17%	262.9	245.1	7%	(11)%	18%
Sales & Marketing Solutions	30.4	18.8	60%	5%	55%	89.1	65.0	37%	(5)%	42%
Internet Solutions	0.8	1.0	(15)%	(4)%	(11)%	3.4	4.3	(20)%	(17)%	(3)%

Subtotal Core Revenue	106.3	82.9	28%	2%	26%	355.4	314.4	13%	(10)%	23%
Divested Business[1]	—	12.0	N/M	N/M	N/M	21.9	47.7	(54)%	(5)%	(49)%

Total International Revenue	106.3	94.9	12%	2%	10%	377.3	362.1	4%	(10)%	14%

Total Corporation:
Risk Management Solutions	276.9	272.8	2%	1%	1%	1,071.8	1,070.4	0%	(2)%	2%
Sales & Marketing Solutions	157.8	157.8	0%	1%	(1)%	474.6	483.3	(2)%	0%	(2)%
Internet Solutions	29.0	32.1	(10)%	0%	(10)%	118.7	124.9	(5)%	(1)%	(4)%

Subtotal Core Revenue	463.7	462.7	0%	1%	(1)%	1,665.1	1,678.6	(1)%	(2)%	1%
Divested Business[1]	—	12.0	N/M	N/M	N/M	21.9	47.7	(54)%	(5)%	(49)%

Total Revenue	$463.7	$474.7	(2)%	1%	(3)%	$1,687.0	$1,726.3	(2)%	(1)%	(1)%

Operating Costs:
Operating Expenses	$133.4	$118.2	(13)%			$500.3	$480.7	(4)%
Selling and Administrative Expenses	160.6	164.9	3%			641.0	686.0	7%
Depreciation and Amortization	15.7	16.8	6%			58.1	58.5	1%
Restructuring Expense	6.8	2.6	N/M			23.1	31.4	27%

Total Operating Costs	$316.5	$302.5	(5)%			$1,222.5	$1,256.6	3%

Capital Expenditures	$3.2	$2.5	(28)%			$9.2	$11.8	22%

Additions to Computer Software & Other Intangibles	$14.2	$7.9	(80)%			$56.1	$47.7	(18)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

1	Divested Business revenue was: (i) $9.8 for RMS and $2.2 for S&MS for the quarter ended December 31, 2008; (ii) $18.7 for RMS and $3.2 for S&MS for the year ended December 31, 2009; and (iii) $40.6 for RMS and $7.1 for S&MS for the year ended December 31, 2008.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

Amounts in millions	Quarter Ended
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008

Net Debt Position:
Cash and Cash Equivalents	$222.9	$187.3	$226.4	$179.9	$164.2	$230.6	$245.5	$215.7
Short-Term Debt	(1.7)	(1.3)	(0.6)	(0.6)	—	—	—	—
Long-Term Debt	(961.8)	(894.2)	(868.0)	(900.0)	(904.3)	(864.6)	(825.6)	(790.0)

Net Debt	$(740.6)	$(708.2)	$(642.2)	$(720.7)	$(740.1)	$(634.0)	$(580.1)	$(574.3)

Amounts in millions	Full Year
	Dec 31, 2009	Dec 31, 2008	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$369.5	$433.9	(15)%
Less:
Capital Expenditures (GAAP Results)	9.2	11.8	22%
Additions to Computer Software & Other Intangibles (GAAP Results)	56.1	47.7	(18)%

Free Cash Flow	304.2	374.4	(19)%
Legacy Tax Matters (Refund) Payment	(8.0)	(22.5)	64%

Free Cash Flow Excluding Legacy Tax Matters	$296.2	$351.9	(16)%

Amounts in millions	Full Year
	Dec 31, 2009	Dec 31, 2008	% Change Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$369.5	$433.9	(15)%
Legacy Tax Matters (Refund) Payment	(8.0)	(22.5)	64%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$361.5	$411.4	(12)%

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended December 31, 2009 vs. 2008							Full Year December 31, 2009 vs. 2008
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core

				2009 % Product Line/Core		2008 % Product Line/Core					2009 % Product Line/Core		2008 % Product Line/Core

Revenue:
North America:
Risk Management Solutions:
Traditional	(6)%	1%	(7)%	69%	39%	71%	39%	(3)%	(1)%	(2)%	72%	45%	73%	44%
VAPs	3%	1%	2%	22%	13%	21%	12%	(3)%	(1)%	(2)%	21%	13%	21%	13%
Supply Management Solutions	3%	0%	3%	9%	5%	8%	4%	9%	0%	9%	7%	4%	6%	3%
Total Risk Management Solutions	(4)%	0%	(4)%		57%		55%	(2)%	0%	(2)%		62%		60%
Sales & Marketing Solutions:
Traditional	(8)%	1%	(9)%	34%	12%	34%	13%	(12)%	0%	(12)%	37%	11%	39%	12%
VAPs	(8)%	1%	(9)%	66%	23%	66%	24%	(5)%	0%	(5)%	63%	18%	61%	19%
Total Sales & Marketing Solutions	(8)%	1%	(9)%		35%		37%	(8)%	0%	(8)%		29%		31%
Internet Solutions	(9)%	1%	(10)%		8%		8%	(4)%	0%	(4)%		9%		9%
Core Revenue	(6)%	0%	(6)%					(4)%	0%	(4)%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M

Total North America Revenue	(6)%	0%	(6)%					(4)%	0%	(4)%

International:
Risk Management Solutions:
Traditional	23%	2%	21%	83%	59%	81%	61%	12%	(10)%	22%	84%	62%	80%	63%
VAPs	2%	2%	0%	16%	11%	18%	14%	(12)%	(11)%	(1)%	15%	11%	18%	14%
Supply Management Solutions	17%	5%	12%	1%	1%	1%	1%	14%	(14)%	28%	1%	1%	2%	1%
Total Risk Management Solutions	19%	2%	17%		71%		76%	7%	(11)%	18%		74%		78%
Sales & Marketing Solutions:
Traditional	76%	(6)%	82%	58%	16%	52%	12%	62%	(22)%	84%	53%	13%	44%	9%
VAPs	43%	15%	28%	42%	12%	48%	11%	17%	3%	14%	47%	12%	56%	12%
Total Sales & Marketing Solutions	60%	5%	55%		28%		23%	37%	(5)%	42%		25%		21%
Internet Solutions	(15)%	(4)%	(11)%		1%		1%	(20)%	(17)%	(3)%		1%		1%
Core Revenue	28%	2%	26%					13%	(10)%	23%
Divested Business	N/M	N/M	N/M					(54)%	(5)%	(49)%

Total International Revenue	12%	2%	10%					4%	(10)%	14%

Total Corporation:
Risk Management Solutions:
Traditional	1%	1%	0%	73%	44%	73%	43%	1%	(2)%	3%	75%	48%	74%	48%
VAPs	3%	1%	2%	21%	12%	20%	12%	(5)%	(3)%	(2)%	20%	13%	21%	13%
Supply Management Solutions	4%	0%	4%	6%	4%	7%	4%	9%	(1)%	10%	5%	4%	5%	3%
Total Risk Management Solutions	2%	1%	1%		60%		59%	0%	(2)%	2%		65%		64%
Sales & Marketing Solutions:
Traditional	7%	1%	6%	38%	13%	36%	12%	(1)%	(2)%	1%	40%	11%	40%	11%
VAPs	(4)%	1%	(5)%	62%	21%	64%	22%	(3)%	0%	(3)%	60%	17%	60%	18%
Total Sales & Marketing Solutions	0%	1%	(1)%		34%		34%	(2)%	0%	(2)%		28%		29%
Internet Solutions	(10)%	0%	(10)%		6%		7%	(5)%	(1)%	(4)%		7%		7%
Core Revenue	0%	1%	(1)%					(1)%	(2)%	1%
Divested Business	N/M	N/M	N/M					(54)%	(5)%	(49)%

Total Revenue	(2)%	1%	(3)%					(2)%	(1)%	(1)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6
Supplemental Revenue Data (unaudited)

	Quarter Ended
% of Product Line	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
North America Risk Management Solutions
Subscription [1]	64%	64%	63%	58%	53%	52%	49%	45%
Non-Subscription [1]	36%	36%	37%	42%	47%	48%	51%	55%
North America Risk Management Solutions
DNBi [2]	56%	56%	54%	51%	45%	43%	38%	33%
Non-DNBi [2]	44%	44%	46%	49%	55%	57%	62%	67%

% of Core International Revenue	Full Year December 31, 2009		Full Year December 31, 2008
	Amounts in millions	% of Core	Amounts in millions	% of Core
International:
Europe and Other International Markets (excluding Asia Pacific)	$218.2	61%	$230.7	73%
Asia Pacific	137.2	39%	83.7	27%

Core Revenue	$355.4		$314.4

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.